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                                                                   EXHIBIT 10.16

                              AMENDMENT NO. 2. TO
                              --------------------
                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT
                  --------------------------------------------


     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "AMENDMENT"), entered into as of the 12th day of November, 1996, by and among YURI ITKIS, an individual ("YURI"), MICHAIL ITKIS, an individual ("MICHAIL"), BORIS ITKIS, an individual ("BORIS") (Yuri, Michail and Boris are sometimes referred to collectively herein as the "ITKIS SHAREHOLDERS" and each individually as an "ITKIS SHAREHOLDER") (the Itkis Shareholders are sometimes referred to collectively herein as the "ORIGINAL SHAREHOLDERS" and each individually as an "ORIGINAL SHAREHOLDER"), HYATT VENTURES, INC. a Delaware corporation ("HYATT") and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation (hereinafter the "COMPANY").

     WHEREAS, the Original Shareholders are parties to that certain Amended and Restated Shareholders' Agreement, dated as of October 6, 1994, as amended by that certain Amendment No. 1 to Shareholders' Agreement dated as of October 14, 1994, and that certain Termination of Amended and Restated Shareholders' Agreement as to Donald H. Goldman dated as of May 10, 1996 (as amended, the "SHAREHOLDERS' AGREEMENT"); and

     WHEREAS, the Original Shareholders and Hyatt desire that, from and after the Closing Date (as hereinbelow defined), Hyatt become a "Shareholder" for purposes of the Shareholders' Agreement; and

     WHEREAS, pursuant to the Severance Agreements, dated as of November 2, 1996, between the Company and Steven M. Fieldman ("STEVEN") and Lance D. Fieldman ("LANCE"), respectively, Steven and Lance have agreed that the Shareholders' Agreement shall be terminated in all respects as to them, and the Original Shareholders and Hyatt desire that, from and after the date hereof, Steven and Lance cease to be "Shareholders" for purposes of the Shareholders' Agreement; and

     WHEREAS, the Original Shareholders' and Hyatt desire to amend the Shareholders' Agreement further as hereinafter set forth, effective as of the Closing Date;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The term "Shareholder" as used in the Shareholders' Agreement shall include Hyatt; provided, however, that Hyatt shall not be bound by Article IX thereof in light of its anticipated obligations under the Strategic Alliance Agreement described in Section 9 below.

     2. The Shareholders' Agreement is hereby terminated and of no further force or effect as to Lance and Steven, and all references to Lance and Steven in the Shareholders' Agreement are hereby deleted. Accordingly, Steven and Lance shall cease to have any further rights or obligations under the Shareholders' Agreement, including without limitation
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any right to nominate directors of the Company.  As to all parties to the
Shareholders' Agreement other than Steven and Lance, the Shareholders' Agreement shall continue in full force and effect in accordance with its terms except as otherwise amended hereby.

     3. Articles I and II of the Shareholders' Agreement are hereby deleted in their entirety and shall have no further force or effect.

     4. Sections 3.01(b) and (c) of the Shareholders' Agreement are hereby amended in their entirety to read as follows:

               "(b)  Nomination of Directors at Annual Meeting.  The following
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     procedures shall govern the nomination of Directors of the Company: (1)
     Michail Itkis shall be entitled to nominate one Director and Yuri Itkis shall be entitled to nominate one Director (collectively, the "ITKIS DIRECTORS"); and (2) Hyatt shall be entitled to nominate two Directors (the "HYATT DIRECTORS"). The remaining Directors shall each be nominated by vote of the Itkis Directors and the Hyatt Directors (subject to the existing right of D.H. Blair Investment Banking Corp. to nominate one of such remaining directors, if it so elects).

               "(c) No nominee for Director will be presented to the shareholders of the Company at any meeting of shareholders of the Company called for the purpose of voting on the election of directors or by consensual action of shareholders with respect to the election of directors unless such nominee shall have completed a questionnaire substantially similar to that completed by the other Directors and such nominee is reasonably acceptable to the Company."

     5. Section 3.01(e) of the Shareholders' Agreement is hereby amended in its entirety to read as follows:

               "(e)  Removal of Directors.  Except as otherwise provided in this
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     Section, each Shareholder agrees not to take any action to remove, without cause, any Director of the Company. Notwithstanding the foregoing, each of the Shareholders shall at all times have the right to recommend the removal, with or without cause, of the Director or Directors which such Shareholder has nominated pursuant to the terms of Section 3.01(b)"

     6. Sections 3.02, 3.03 and 3.04 of the Shareholders' Agreement are hereby deleted in their entirety and shall have no further force or effect. Matters previously governed thereby shall be governed by the Company's Bylaws and the laws of the State of Delaware, as applicable.

     7. Articles IV, V, VI, VII and VIII of the Shareholders' Agreement are hereby deleted in their entirety and shall have no further force or effect. Concurrently with the execution of this Amendment, the Company and Fortunet, Inc., are entering into an Amended and Restated Intellectual Property License and Support Services Agreement. In
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addition, upon request by any Original Shareholder, the Company agrees to cause its transfer agent, without cost or expense to such Original Shareholder, to remove, from any stock certificates evidencing ownership of Shares by such Original Shareholder, the legend previously required by prior Section 8.05 of the Shareholders' Agreement.

     8. The lead-in clause to the first sentence of Section 10.02 (prior to the first proviso) shall be amended to read as follows:

          "This Agreement shall be effective and binding upon the parties hereto and their respective successors and permitted assigns as of the date of this Agreement, shall continue in force for a period of two (2) years thereafter, unless sooner terminated by written agreement of a majority of the Shareholders or otherwise by force of law;"

     9. The provisions of Sections 1 and Sections 3 through 8 above shall be effective only from and after the date (the "CLOSING DATE") of execution and delivery by the Company and Hyatt of a Strategic Alliance Agreement substantially in the form of the draft Strategic Alliance Agreement provided by to the Company by counsel to Hyatt on October 17, 1996 (with such revisions thereto as may subsequently be agreed upon by the Company and Hyatt). The provisions of Section 2 above shall be effective as of the date hereof, regardless of whether the Closing Date occurs.

     10. Sections 10.04 through 10.11 of the Shareholders' Agreement are hereby incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                    _______________________   ______________
                    Yuri Itkis                Spouse


                    _______________________   ______________
                    Michail Itkis             Spouse


                    _______________________   ______________
                    Boris Itkis               Spouse


                    "Hyatt"
                    HYATT VENTURES, INC.

                    By:_______________________________

                    Its:______________________________
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                    "Company"
                    INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                    By:_______________________________

                    Its:______________________________